UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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CafePress Inc.

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CAFEPRESS INC.

6901 A Riverport Drive

Louisville, KY 40258

March 19, 2013

Dear Stockholder:

You are cordially invited to attend our 2013 Annual Meeting of Stockholders. The Annual Meeting of Stockholders will be held at the offices of Frost Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202, beginning at 10:00 A.M., Eastern time on April 26, 2013.

The formal notice of the Annual Meeting of Stockholders and the Proxy Statement have been made a part of this invitation.

Whether or not you attend the Annual Meeting of Stockholders, it is important that your shares be represented and voted at the Annual Meeting of Stockholders. After reading the Proxy Statement, please promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card in the enclosed postage-prepaid envelope.

Your shares cannot be voted unless you submit your proxy or attend the Annual Meeting of Stockholders in person.

The Board of Directors and management look forward to seeing you at the Annual Meeting of Stockholders.

Sincerely,

Kirsten N. Mellor

Vice President, General Counsel and Secretary

CAFEPRESS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 26, 2013

To our Stockholders:

CafePress Inc. will hold its Annual Meeting of Stockholders at10:00 a.m. Eastern time, on April 26, 2013 at the offices of Frost Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202

We are holding this Annual Meeting of Stockholders:

•	to elect Class I directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

•	to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2013; and

•	to transact such other business as may properly come before the Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders.

Only stockholders of record at the close of business on March 15, 2013 are entitled to notice of, and to vote at this Annual Meeting of Stockholders and any adjournments or postponements of the Annual Meeting of Stockholders. For ten days prior to the Annual Meeting of Stockholders, a complete list of stockholders entitled to vote at the Annual Meeting of Stockholders will be available at the Secretary’s office at 1850 Gateway Drive, Suite 300 San Mateo, CA 94404.

It is important that your shares are represented at this Annual Meeting of Stockholders. Even if you plan to attend the Annual Meeting of Stockholders, we hope that you will promptly vote and submit your proxy by dating, signing and returning the enclosed proxy card. This will not limit your rights to attend or vote at the Annual Meeting of Stockholders.

By Order of the Board of Directors,

Kirsten N. Mellor

Vice President, General Counsel and Secretary

Louisville, Kentucky

March 19, 2013

CAFEPRESS INC.

PROXY STATEMENT

INFORMATION CONCERNING VOTING AND SOLICITATION

This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of CafePress Inc., a Delaware corporation, or the Board, of proxies to be used at our 2013 Annual Meeting of Stockholders and any adjournments or postponements thereof. Our 2013 Annual Meeting of Stockholders will be held at the offices of Frost Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202, beginning at 10:00 A.M., Eastern time on April 26, 2013. This Proxy Statement and the accompanying form of proxy card are being mailed to stockholders on or about March 25, 2013.

References to “the Company,” “we,” “us” or “our” throughout this proxy statement mean CafePress Inc.

Appointment of Proxy Holders

The Board asks you to appoint Bob Marino and Kirsten N. Mellor as your proxy holders to vote your shares at the 2013 Annual Meeting of Stockholders. You make this appointment by voting the enclosed proxy card using one of the voting methods described below.

If appointed by you, the proxy holders will vote your shares as you direct on the matters described in this Proxy Statement. In the absence of your direction, they will vote your shares as recommended by the Board.

Unless you otherwise indicate on the proxy card, you also authorize your proxy holders to vote your shares on any matters not known by the Board at the time this Proxy Statement was printed and which, under our bylaws, may be properly presented for action at the Annual Meeting of Stockholders.

Who Can Vote

Only stockholders who owned shares of our common stock at the close of business on March 15, 2013, the record date for the Annual Meeting of Stockholders, can vote at the Annual Meeting of Stockholders. As of the close of business on March 15, 2013, we had 17,125,997 shares of common stock outstanding and entitled to vote. Each holder of common stock is entitled to one vote for each share held as of March 15, 2013. There is no cumulative voting in the election of directors.

How You Can Vote

You may vote your shares in one of several ways, depending upon how you own your shares.

•

Voting by Mail. You may vote by proxy by dating, signing and returning your proxy card in the enclosed postage-prepaid return envelope. The Board recommends that you vote by mail, as it is not practical for most stockholders to attend the Annual Meeting of Stockholders. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting of Stockholders and want to vote in person.

•	Voting by Telephone or via the Internet. You can vote by proxy over the Internet or by telephone. Please follow the instructions provided on the proxy card or voting instruction card you receive.

Regardless of how you own your shares, if you are a stockholder of record, you may vote by attending the Annual Meeting at the offices of Frost Brown Todd LLC, 400 West Market Street, Louisville, Kentucky 40202, beginning at 10:00 A.M., Eastern time on April 26, 2013. Even if you plan to attend the Annual Meeting, we recommend that you also submit your proxy or vote by telephone or the internet so that your vote will be counted if you later decide not to attend the Annual Meeting.

If you vote via the internet, by telephone or return a proxy card by mail, but do not select a voting preference, the persons who are authorized on the proxy card and through the internet and telephone voting facilities to vote your shares will vote:

•	FOR each director nominee;

•	FOR the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2013.

Revocation of Proxies

Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

•	by voting in person at the Annual Meeting of Stockholders;

•	by submitting written notice of revocation to the Secretary prior to the Annual Meeting of Stockholders; or

•	by submitting another properly executed proxy of a later date prior to the Annual Meeting of Stockholders.

Required Vote

Directors are elected by a plurality vote, which means that the two (2) nominees for Class I directors receiving the most affirmative votes will be elected. However, if the majority of the votes cast for a director are marked “against” or “withheld,” and notwithstanding the valid election of such director, our bylaws provide that such director will voluntarily tender his or her resignation for the Board’s consideration. If such director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy in accordance with our bylaws, and taking into account the recommendation of the nominating and corporate governance committee. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

A quorum, which is a majority of the outstanding shares as of March 15, 2013, must be present to hold the Annual Meeting of Stockholders. A quorum is calculated based on the number of shares represented by the stockholders attending in person and by their proxy holders. If you indicate an abstention as your voting preference, your shares will be counted toward a quorum but they will not be voted on the matter.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) is considered a routine matter. Proposal 1 (election of directors) is not considered a routine matter, and without your instruction, your broker cannot vote your shares. If your broker returns a proxy card but does not vote your shares, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum. However, as brokers do not have discretionary authority to vote on Proposal 1, broker non-votes will not be counted for the purpose of determining the number of votes cast on Proposal 1.

Solicitation of Proxies

We will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by our directors, officers and other employees by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. At this time we have not engaged a proxy solicitor. If we do engage a proxy solicitor we will pay the customary costs associated with such engagement. We will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of our common stock.

Important

Please promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the postage-prepaid return envelope, or vote by telephone or via the Internet so that your shares can be voted. This will not limit your rights to attend or vote at the Annual Meeting.

PROPOSAL 1

ELECTION OF DIRECTORS

Directors and Nominees

Our bylaws provide for a board of directors consisting of not fewer than five (5) nor more than eight (8) members with the authorized number of directors set from time to time by resolution of the Board. The authorized number of directors is currently set at seven (7).

The Board is divided into three classes: Class I, Class II and Class III. The members of each class of directors serve staggered three-year terms:

•	Our Class I directors are Fred E. Durham III and Patrick J. Connolly and their terms will expire at the Annual Meeting.

•	Our Class II directors are Brad W. Buss and Douglas M. Leone and their terms will expire at the annual meeting of stockholders to be held in 2014.

•	Our Class III directors are Bob Marino, Diane M. Irvine and Michael Dearing and their terms will expire at the annual meeting of stockholders to be held in 2015.

The Board, upon the recommendation of the nominating and corporate governance committee, selected Mr. Durham and Mr. Connolly as nominees for election as Class I directors at the Annual Meeting. Accordingly, two (2) Class I directors will be elected at the Annual Meeting to serve until the annual meeting of stockholders to be held in 2016 or until their successors are elected and qualified. The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR the two (2) nominees. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board to fill the vacancy.

The names of the nominees, which have been nominated by the Board upon the recommendation of the nominating and corporate governance committee, and certain biographical information about the nominees, including the director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the nominee should continue to serve on the Board, are set forth below.

Fred E. Durham III is a Co-Founder and Director, and from April 2011 through December 2011, was our Chief Product Officer. Mr. Durham has served as a member of the Board since August 1999 and from August 1999 to April 2011 he served as our Chief Executive Officer. Mr. Durham served as our Strategic Research Director from January 2012 through March 2013. Mr. Durham received a B.A. in political science from Northwestern University.

Mr. Durham’s extensive experience in the e-commerce industry and with CafePress as a company co-founder and prior Chief Executive Officer provides valuable insight for the members of our board of directors.

Patrick J. Connolly has served as a member of the Board since October 2007. Mr. Connolly has held various positions in direct marketing and e-commerce at Williams-Sonoma, Inc., a specialty retailer of home furnishings and gourmet cookware, since 1979. Mr. Connolly has served as the Executive Vice President and Chief Marketing Officer of Williams-Sonoma since 2000. Mr. Connolly has served on the board of directors of Williams-Sonoma (NYSE: WSM) since 1983 and has served on the board of directors for the Direct Marketing Association and on the Management Board of the Stanford Graduate School of Business. Mr. Connolly received a B.S. in mechanical engineering from Oregon State University and an M.B.A. from Stanford University.

Vote Required

The two (2) nominees for Class I director receiving the highest number of affirmative votes will be elected as Class I directors. However, if the majority of the votes cast for a director are marked “against” or “withheld,” and notwithstanding the valid election of such director, our bylaws provide that such director will voluntarily tender his or her resignation for the Board’s consideration. If such director’s resignation is accepted by the Board, then the Board, in its sole discretion, may fill the resulting vacancy in accordance with our bylaws and taking into account the recommendation of the nominating and corporate governance committee. Unless marked to the contrary, proxies received will be voted “FOR” the nominees.

The Board recommends a vote FOR the election of the nominees set forth above as Class I directors of CafePress.

Executive Officers and Directors

The following table shows information about our executive officers and directors as of March 15, 2013:

Name	Age	Position
Bob Marino	49	Chief Executive Officer and Director
Monica N. Johnson	49	Chief Financial Officer
Joe Schmidt	41	Senior Vice President, Art and Stationery
Wes Herman	46	Senior Vice President; President, CafePress Services
Fred E. Durham III	41	Co-Founder, Strategic Research Director and Director
Brad W. Buss(1)(3)(4)	49	Director
Patrick J. Connolly(2)(3)	66	Director
Douglas M. Leone(2)	55	Director
Michael Dearing(1)(4)	44	Director
Diane M. Irvine(1)(4)	54	Director

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
(4)	Determined by the Board to be an “audit committee financial expert” as defined by SEC rules.

The following presents biographical information for each of our executive officers and directors listed above in the table, other than the nominees whose information is on page 4. With respect to our directors, the biographical information includes the director’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to recommend that the director should serve on the Board. There are no family relationships among any of our directors or executive officers.

Bob Marino has served as Chief Executive Officer and as a member of the Board since April 2011. Mr. Marino joined us in August 2005 and previously served as our President from December 2010 to April 2011. Prior to that, he also served as our Chief Operating Officer, as well as Vice President, Operations starting in August 2005. From December 2003 to May 2005, Mr. Marino served as President and Chief Executive Officer of Cuisine Innovations, LLP, a manufacturer of hors d’oeuvres in North America. From February 1999 to November 2003, he served as Vice President and General Manager of various divisions of Tyson Foods, Inc., a food production company. Mr. Marino received a B.S. degree from the University of Minnesota and an M.B.A. from Rider University.

Mr. Marino’s experiences and perspectives as our Chief Executive Officer and his past experience in operations and management led to the conclusion that he should serve on our board of directors.

Monica N. Johnson has served as our Chief Financial Officer since December 2005 and previously served as a consultant starting in October 2005. From June 2002 to October 2005, Ms. Johnson served as Chief Financial Officer of ARC International plc, a semiconductor IP company, and from October 1999 to August 2001 she served as Vice President, Finance at Webvan Group, Inc., an online credit and delivery grocery business. Prior to that, she held a variety of positions at Hewlett-Packard Company, a technology company. Ms. Johnson received a B.A. in economics from the University of California at Berkeley and an M.B.A. from Cornell University.

Joe Schmidt has served as our Senior Vice President, Art and Stationery since March 2013. Prior to that, he served as our Vice President and General Manager of Art from September 2010 to April 2011, as Senior Vice President, Retail from April 2011 to May 2012 and as our Chief Marketing Officer from May 2012 to March 2013. From August 2003 to September 2010, Mr. Schmidt served as President and co-founder of Canvas On Demand, LLC, an online photo on canvas retailer which we acquired in September 2010. From October 2001 to March 2003, he served as Director of Sales and Marketing of Art.com Inc., an online art company. Mr. Schmidt received a B.S. in entrepreneurship from Ball State University and an M.B.A. from Boston College.

Wes Herman has served as Senior Vice President and President, CafePress Services, since joining CafePress in October 2012. He had previously served as President and Chief Executive Officer of EZ Prints, Inc., a personalization platform and fulfillment provider acquired by CafePress Inc. in October 2012, from January 2008 to October 2012. Prior to EZ Prints, Inc., Mr. Herman served as Chief Operating Officer for MR Default Services, a provider of back-office processing support for law firms and mortgage servicing organizations, from 2006 to 2007. Mr. Herman also served as Vice President of Amazon.com’s (Nasdaq:AMZN) Enterprise Services division, which partnered with large retail clients to provide private label technology and fulfillment services, from 2004 to 2006. He had previously served with Amazon.com’s Operations division as a member of its leadership team from 1999 to 2003, as well as in a leadership capacity at The Coca-Cola Company (NYSE:KO) from 1994 to 1999. Mr. Herman earned a B.S. degree from The University of North Carolina at Chapel Hill and an M.B.A. from UNC’s Kenan-Flagler Business School.

Brad W. Buss has served as a member of the Board since October 2007, and since August 2005 has been the Executive Vice President of Finance and Administration and Chief Financial Officer of Cypress Semiconductor Corporation (NASDAQ: CY), a semiconductor design and manufacturing company. Prior to joining Cypress, Mr. Buss served as Vice President of Finance at Altera Corp. a semiconductor design and manufacturing company, from March 2000 to March 2001 and from October 2001 to August 2005. From March 2001 to October 2001, Mr. Buss served as the Chief Financial Officer of Zaffire, Inc., a developer and manufacturer of optical networking equipment, and has served on the board of directors of, and as chairman of the audit committee of, Tesla Motors, Inc. (NASDAQ: TSLA), a designer and manufacturer of electric vehicles, since November 2009. Mr. Buss received a B.A. degree majoring in economics from McMaster University and an honors business administration degree, majoring in finance and accounting, from the University of Windsor.

Mr. Buss’s executive experience and financial and accounting expertise with private companies and large public companies provides valuable insight for the members of our board of directors.

Michael Dearing has served as a member of the Board since July 2011. Since August 2006, Mr. Dearing has been a Consulting Associate Professor at the Institute of Design at Stanford and has been with Harrison Metal Capital, an early-stage venture capital firm, since he founded the firm in March 2008. From January 2000 until June 2006, Mr. Dearing held various leadership positions at eBay Inc. (NASDAQ: EBAY), an online auction and shopping website, including Senior Vice President and General Merchandise Manager. Mr. Dearing received an A.B. degree in economics from Brown University and an M.B.A. from Harvard Business School.

Mr. Dearing’s marketing and financial experience and his experience in the online retail industry provides valuable insight for our board of directors.

Diane M. Irvine has served as a member of the Board since May 2012. Most recently, Ms. Irvine served as Chief Executive Officer of Blue Nile, Inc. (NASDAQ:NILE), an online retailer of diamonds and fine jewelry, from

February 2008 until November 2011. Prior to serving as Chief Executive Officer of Blue Nile, Inc., Ms. Irvine also held roles at Blue Nile as President from February 2007 until November 2011 and as Chief Financial Officer from December 1999 to September 2007. Prior to that, she served as Chief Financial Officer of Plum Creek Timber Company, a timberland management and wood products company. Ms. Irvine was also previously a partner with Coopers and Lybrand. Ms. Irvine has also served on the board of directors for Yelp Inc. (NYSE:YELP) since November 2011 and has previously served on the boards of directors for Blue Nile from May 2001 until November 2011, Ticketmaster Entertainment, Inc. from August 2008 to January 2010 and Davidson Companies from January 1998 to January 2009. She holds a B.S. in Accounting from Illinois State University and an M.S. in Taxation from Golden Gate University.

Ms. Irvine’s experience as a public company executive, financial and accounting knowledge and expertise and experience in the online retail industry provides our board with valuable insight.

Douglas M. Leone has served as a member of the Board since January 2005. Mr. Leone has been at Sequoia Capital, L.P., a venture capital firm, since July 1988 and has been a general partner since 1993. Mr. Leone serves on the board of directors of ServiceNow (NYSE:NOW), a provider of cloud-based services that automate enterprise IT operations. Mr. Leone received a B.S. in mechanical engineering from Cornell University, an M.S. in industrial engineering from Columbia University and an M.S. in management from the Massachusetts Institute of Technology.

Mr. Leone’s investment experience in the Internet and communications industries provides valuable insight for the members of our board of directors.

CORPORATE GOVERNANCE

Board Composition

The Board is currently composed of seven (7) members. The Board and its committees met throughout the year on a set schedule, held special meetings, and acted by written consent from time to time as appropriate. The Board held seven (7) meetings during 2012. Each director attended at least 75% of the total aggregate of the regularly scheduled and special meetings held by the Board and the committees on which such director served during his or her tenure in 2012. Our non-management directors meet in regularly scheduled sessions without the presence of management in Executive Sessions. The Chairman of the Board presides over each such Executive Session. We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, however, we encourage our directors to attend. This will be our first annual meeting following our initial public offering.

Director Independence

Our Corporate Governance Guidelines provide that a majority of our directors will be independent. Based on the review and recommendation by the nominating and corporate governance committee, the Board has determined that Brad W. Buss, Patrick J. Connolly, Michael Dearing, Diane M. Irvine and Douglas M. Leone, representing a majority of our directors, are “independent directors” as defined under the rules of NASDAQ.

Board Leadership Structure

The Board determined as part of our corporate governance principles that one of our independent directors should serve as a lead director at any time when the title of chairman is held by an employee director or there is no current chairman. The Board has determined that Douglas M. Leone qualifies as an independent director under the rules of NASDAQ. Accordingly, the Board has appointed Mr. Leone as our lead independent director. Mr. Leone presides over periodic meetings of our independent directors and oversees the function of the Board and committees, among other responsibilities.

Board Committees

We have established an audit committee, a compensation committee and a nominating and corporate governance committee. We believe that the composition of our compensation and nominating and corporate governance committees meets the criteria for independence under, and the functioning of these committees complies with, the applicable requirements of the Sarbanes-Oxley Act of 2002, the current rules of NASDAQ and SEC rules and regulations. We intend to comply with future requirements as they become applicable to us. The Board has approved a charter for each of these committees, which can be found on our website at www.cafepressinc.com. Each committee has the composition and responsibilities described below.

Audit committee

Members:	Brad W. Buss, chairperson

Michael Dearing

Diane M. Irvine

Number of Meetings in 2012: 4

Functions:

Our audit committee assists the Board in fulfilling its legal and fiduciary obligations in matters involving our accounting, auditing, financial reporting, internal control and legal compliance functions, and is directly responsible for approving the services performed by our independent registered public accounting firm and reviewing their reports regarding our accounting practices and systems of internal accounting controls. Our audit committee also oversees the audit efforts of our independent registered public accounting firm and takes actions as it deems necessary to satisfy itself that the accountants are independent of management. Our audit committee is also responsible for monitoring the integrity of our consolidated financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.

The Board has determined that each member of the audit committee qualifies as a financial expert, as defined by the rules promulgated by the SEC.

Douglas M. Leone served as a member of the audit committee from January 1, 2012 to May 8, 2012. On May 9, 2012, Diane M. Irvine took his place on the committee.

Compensation committee

Members:	Douglas M. Leone, chairperson

Patrick J. Connolly

Number of Meetings in 2012: 4

Functions:

Our compensation committee assists the Board in meeting its responsibilities with regard to oversight and determination of executive compensation and assesses whether our compensation structure establishes appropriate incentives for officers and employees. Our compensation committee reviews and makes recommendations to the Board with respect to our major compensation plans, policies and programs. In addition, our compensation committee reviews and makes recommendations for approval by the independent members of the Board regarding the compensation for our executive officers, establishes and modifies the terms and conditions of employment of our executive officers and administers our stock option plans.

Each member of this committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code.

Nominating and corporate governance committee

Members:	Patrick J. Connolly, chairperson

Brad W. Buss

Number of Meetings in 2012: 1

Functions:

Our nominating and corporate governance committee is responsible for making recommendations to the Board regarding candidates for directorships and the size and composition of the Board. In addition, our nominating and corporate governance committee is responsible for overseeing our corporate governance guidelines, and reporting and making recommendations to the Board concerning corporate governance matters.

Role of the Board in Risk Oversight

One of the key functions of the Board is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, the Board is responsible for monitoring and assessing strategic risk exposure, and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also has the responsibility to issue guidelines and policies to govern the process by which risk assessment and management is undertaken, monitor compliance with legal and regulatory requirements, and oversee the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs have the potential to encourage excessive risk-taking.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has in the past served as an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the Board or compensation committee of any entity that has one or more executive officers serving on the board of directors or compensation committee.

Director Nominations

The Board nominates directors for election at each Annual Meeting of Stockholders and elects new directors to fill vacancies when they arise. The nominating and corporate governance committee has the responsibility to identify, evaluate, recruit and recommend qualified candidates to the Board for nomination or election.

Director Criteria. The nominating and corporate governance committee has a policy regarding consideration of director candidates recommended by stockholders. The nominating and corporate governance committee reviews suggestions for director candidates recommended by stockholders and considers such candidates for recommendation based upon an appropriate balance of knowledge, experience and capability. In addition to considering an appropriate balance of knowledge, experience and capability, the Board has as an objective that its membership be composed of experienced and dedicated individuals with diversity of backgrounds, perspectives and skills. The nominating and corporate governance committee selects candidates for director based on their character, judgment, diversity of experience, business acumen, and his or her willingness and ability to devote sufficient time to effectively carry out his or her duties as a director. The nominating and corporate governance committee believes it appropriate for at least one, and, preferably, multiple, members of the Board to meet the criteria for an “audit committee financial expert” as defined by SEC rules, and for a majority of the members of the Board to meet the definition of “independent director” under the rules of the NASDAQ. The nominating and corporate governance committee also believes it appropriate for certain key members of our management to participate as members of the Board.

Prior to each annual meeting of stockholders, the nominating and corporate governance committee identifies nominees first by reviewing the current directors whose term expires at the annual meeting of stockholders and who are willing to continue in service. These candidates are evaluated based on the criteria described above, including as demonstrated by the candidate’s prior service as a director, and the needs of the Board with respect to the particular talents and experience of its directors. In the event that a director does not wish to continue in service, the nominating and corporate governance committee determines not to nominate the director, or a vacancy is created on the Board as a result of a resignation, an increase in the size of the Board or other event, the nominating and corporate governance committee will consider various candidates for Board membership, including those suggested by members of the nominating and corporate governance committee, by other members of the Board, by any executive search firm engaged by the nominating and corporate governance committee and by stockholders.

Stockholder Nominees. In addition, our bylaws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. In order to nominate a candidate for director, a stockholder must give timely notice in writing to CafePress’ Secretary and otherwise comply with the provisions of our bylaws. To be timely, our bylaws provide that we must have received the stockholder’s notice not more than 120 days nor less than 90 days prior to the anniversary of the date our proxy statement was provided to stockholders in connection with previous year’s annual meeting. However, if we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date. Information required by the bylaws to be in the notice include the name and contact information for the candidate and the person making the nomination and other information about the nominee that must be disclosed in proxy solicitations under Section 14 of the Securities Exchange Act of 1934 and the related rules and regulations under that Section. We received no director nominees from our shareholders.

Stockholder nominations must be made in accordance with the procedures outlined in, and include the information required by, our bylaws and must be addressed to 6901 A Riverport Drive, Louisville, KY 40258, Attn: Secretary. You can obtain a copy of our bylaws by writing to the Secretary at this address.

Communications with the Board

The Board recommends that stockholders initiate communications with the Board, or any committee of the Board in writing to the attention of our Secretary. This process will assist the Board in reviewing and responding to stockholder communications in an appropriate manner. The Board has instructed our Secretary to review such correspondence and, at her discretion, not to forward items if she deems them to be of a commercial or frivolous nature or otherwise inappropriate for the Board’s consideration.

Corporate Governance Principles and Practices

We believe our corporate governance initiatives comply with the Sarbanes-Oxley Act of 2002 and the rules and regulations of the SEC adopted thereunder. In addition, we believe our corporate governance initiatives comply with the rules of The NASDAQ Stock Market.

The Board adopted a code of business conduct that applies to each of our directors, officers and employees. The code addresses various topics, including:

•	compliance with laws, rules and regulations, including the Foreign Corrupt Practices Act;

•	conflicts of interest;

•	insider trading;

•	corporate opportunities;

•	competition and fair dealing;

•	equal employment and working conditions;

•	record keeping;

•	confidentiality;

•	giving and accepting gifts;

•	compensation or reimbursement to customers;

•	protection and proper use of company assets; and

•	payments to government personnel and political contributions.

The Board also has adopted a code of ethics for senior financial officers applicable to our Chief Executive Officer, Chief Financial Officer, controller and other key management employees addressing ethical issues. The code of business conduct and the code of ethics each are posted on our website under Corporate Governance. The code of business conduct and the code of ethics can only be amended by the approval of a majority of the Board. Any waiver to the code of business conduct for an executive officer or director or any waiver of the code of ethics may only be granted by the Board or our nominating and corporate governance committee and must be timely disclosed as required by applicable law. We also have implemented whistleblower procedures that establish formal protocols for receiving and handling complaints from employees. Any concerns regarding accounting or auditing matters reported under these procedures will be communicated promptly to our audit committee.

COMPENSATION OF DIRECTORS

Retainers. Our non-employee directors receive an annual retainer of $30,000, prorated for partial service in any year and paid in cash or restricted stock units at the election of the Board. Members of our audit committee, compensation committee and nominating and corporate governance committee, other than the chairpersons of those committees, receive an additional annual retainer of $10,000, $5,750 and $2,500, respectively. The chairpersons of our audit committee, compensation committee and nominating and corporate governance committee each receive an additional annual retainer of $22,000, $10,000 and $7,500, respectively and the individual acting as Lead Director receives an additional $10,000 annually. For 2013, we anticipate that retainers paid to our non-employee directors will be in the form of restricted stock units granted under our Amended and Restated 2012 Stock Incentive Plan, or the 2012 Stock Plan, or in cash, at the direction of each director. Stock units granted in lieu of cash retainers give each non-employee director the right to acquire a number of shares of our common stock equal to the prorated amount of the director’s aggregate retainer divided by the fair market value of one share of our common stock, as determined under the 2012 Stock Plan. Cash retainers, if elected, would be paid in arrears at the end of each quarter for service during the previous quarter.

Stock Compensation. Nondiscretionary, automatic grants of nonstatutory stock options are made to outside directors. Any outside director who first joins the Board on or after the effective date of our 2012 Stock Plan, is automatically granted an initial nonstatutory option, upon first becoming a member of the Board, to purchase a number of shares of our common stock equal to the quotient of $140,000 divided by the fair value of one share of our common stock as of the date of grant, as determined by our compensation committee, based upon the valuation method we use for our financial reporting. The initial option vests and becomes exercisable over four years such that 1/4th of the shares subject to the option vest and become exercisable on the first anniversary of the date of grant and the remaining 3/4th vest and become exercisable over a three-year period in equal monthly installments. The initial option becomes fully vested if the director is not re-elected after standing for re-election at the end of his or her term. On the first business day after each of our regularly scheduled annual meetings of stockholders, each continuing outside director is automatically granted restricted stock units equal to the quotient of $70,000 divided by the fair market value of one share of our common stock as of the date of grant, provided that the outside director has served on the Board for at least six months. Each grant vests on the first anniversary of the date of grant, or immediately prior to the next regular annual meeting of the company’s stockholders following the date of grant if the meeting occurs prior to the first anniversary date.

2012 Director Compensation

The following table sets forth the compensation paid or accrued by us to our non-employee directors during fiscal year 2012. The table excludes Mr. Marino, who did not receive any additional compensation from us for his role as a director because he is our President and Chief Executive Officer, and Mr. Durham, who did not receive any additional compensation from us for his role as director because he was an employee of the Company during 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(3)	Total ($)
Brad W. Buss	—	51,308	69,986	121,294
Patrick J. Connolly	—	40,688	69,986	110,674
Douglas M. Leone	—	49,425	209,894	259,319
Michael Dearing	—	37,674	69,986	107,660
Diane M. Irvine	—	28,256	135,338	163,594

(1)	Amounts listed in this column represent the aggregate fair value of the awards computed as of the grant date of each award in accordance with Financial Accounting Standard Board Accounting Standards Codification No. 718, Compensation-Stock Compensation, or FASB ASC Topic 718, rather than amounts paid to or realized by the named individual. Our assumptions with respect to the calculation of these values are set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation Expense” included in our Annual Report on Form 10-K for fiscal year ended December 31, 2012. There can be no assurance that options will be exercised (in which case no value will be realized by the individual) or that the value on exercise will approximate the fair value as computed in accordance with FASB ASC Topic 718.
(2)	The following table lists the restricted stock awards that were earned in 2012 in lieu of cash retainers under the 2012 Stock Incentive Plan, which also constitutes all restricted stock awards earned by non-employee directors:

Name	Stock Awards
Brad W. Buss	2,860
Patrick J. Connolly	2,268
Douglas M. Leone	2,755
Michael Dearing	2,100
Diane M. Irvine	1,575

(3)	Pursuant to the terms of our 2012 Stock Incentive Plan:

•	On April 3, 2012, we granted an option to purchase 13,645 shares to Mr. Leone with an exercise price of $18.42 per share;

•	On May 3, 2012, we granted an option to purchase 7,543 shares to each of Mr. Buss, Mr. Connolly, Mr. Leone and Mr. Dearing, each with an exercise price of $17.94 per share; and

•	On May 9, 2012, we granted an option to purchase 16,499 shares to Ms. Irvine with an exercise price of $15.92 per share.

The following table lists all outstanding option awards held by non-employee directors as of the end of fiscal year 2012:

Name	Option Awards
Brad W. Buss	51,293
Patrick J. Connolly	42,543
Douglas M. Leone	21,188
Michael Dearing	32,543
Diane M. Irvine	16,499

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of March 15, 2013, as to shares of our common stock beneficially owned by: (i) each person who is known by us to own beneficially more than 5% of our common stock, (ii) each of our executive officers listed in the 2012 Summary Compensation Table on page 18, (iii) each of our directors and (iv) all our current directors and executive officers as a group. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o CafePress Inc., 6901 Riverport Drive, Louisville, KY 40258. The percentage of common stock beneficially owned is based on 17,125,997 shares outstanding as of March 15, 2013.

	Amount and Nature of Beneficial Ownership
Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percentage Beneficially Owned(1)(2)
5% Stockholders:
Fred E. Durham III(3)	2,122,238	12.2%
Maheesh Jain (Jain Family Trust)(4)	1,908,386	11.1%
Entities affiliated with Sequoia Capital(5)	2,902,783	16.9%
Entities affiliated with Park West(6)	1,060,651	6.2%
Stratim Capital(7)	951,672	5.6%
Entities affiliated with Institutional Venture Partners(8)	886,000	5.2%

Directors and Named Executive Officers:
Bob Marino(9)	406,554	2.3%
Monica N. Johnson(10)	196,200	1.1%
Joe Schmidt(11)	203,755	1.2%
Brad W. Buss(12)	55,303	*
Patrick J. Connolly(13)	41,594	*
Douglas M. Leone(14)	2,911,774	17.0%
Michael Dearing(15)	47,947	*
Diane M. Irvine(16)	6,224	*

All current directors and executive officers as a group (9 persons)(17)	5,991,589	33.1%

*	Amount represents less than 1% of our common stock.
(1)	We have determined beneficial ownership in accordance with the SEC rules. To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.
(2)	For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, shares which such person or group has the right to acquire within 60 days of March 15, 2013 are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.
(3)	Includes 269,184 shares subject to options exercisable within 60 days of March 15, 2013.
(4)	Includes 7,552 shares subject to options exercisable within 60 days of March 15, 2013 held by Maheesh Jain. Maheesh Jain holds dispositive and voting power over these shares.
(5)

Based solely on a report on Schedule 13G filed on February 12, 2013. Consists of 16,587 shares held by Sequoia Capital Entrepreneurs Annex Fund, 912,304 shares held by Sequoia Capital Franchise Fund, 124,405 shares held by Sequoia Capital Franchise Partners, 398,095 shares held by Sequoia Capital IX, 1,272,726 shares held by Sequoia Capital XI, 138,463 shares held by Sequoia Capital XI Principals Fund and 40,203 shares held by Sequoia Technology Partners XI. SC XI Management, LLC is the General Partner of each of Sequoia Capital XI and Sequoia Technology Partners XI and the managing member of Sequoia Capital XI Principals Fund. SCFF Management, LLC is the General Partner of each of Sequoia

Capital Franchise Fund and Sequoia Capital Franchise Partners. SC IX.I Management, LLC is the General Partner of each of Sequoia Capital IX and Sequoia Capital Entrepreneurs Annex Fund. The principal address for each of the Sequoia Capital funds is 3000 Sand Hill Road, 4-250, Menlo Park, CA 94025.
(6)	Based solely on a report on Schedule 13G filed on February 14, 2013. Shares beneficially owned by Park West Asset Management LLC, Peter S. Park, Park West Investors Master Fund, Limited and Park West Partners International, Limited. The principal business address for Park West is 900 Larkspur Landing Circle, Suite 165, Larkspur, California 94939.
(7)	Based solely on a report on Schedule 13D filed on April 20, 2013. The principal address for Stratim Capital is 1609 Baker Street, San Francisco, CA 94115.
(8)	Based solely on a report on Schedule 13G filed on February 8, 2013. Includes 763,732 shares held by Institutional Venture Partners XI, L.P. (“IVP XI”) and 122,268 shares held by Institutional Venture Partners XI GmbH & Co. Beteiligungs KG (“IVP XI KG”). Institutional Venture Management XI, LLC (“IVM XI”) serves as the sole general partner of IVP XI and the sole managing limited partner of IVP XI KG, and has voting and investment control over the respective shares owned by IVP XI and IVP XI KG, and may be deemed to own beneficially the shares held by IVP XI and IVP XI KG. The principal address for Institutional Venture Partners is 3000 Sand Hill Road, Building 2, Suite 250, Menlo Park, California 94025
(9)	Includes 370,138 shares subject to options exercisable within 60 days of March 15, 2013.
(10)	Includes 171,200 shares subject to options exercisable within 60 days of March 15, 2013.
(11)	Includes 62,132 shares subject to options exercisable within 60 days of March 15, 2013.
(12)	Includes 41,278 shares subject to options exercisable within 60 days of March 15, 2013.
(13)	Includes 33,759 shares subject to options exercisable within 60 days of March 15, 2013.
(14)	Includes 2,902,783 shares held by the Sequoia funds and 5,580 shares subject to options held by Mr. Leone exercisable within 60 days of March 15, 2013. Reference is hereby made to footnote 5.
(15)	Includes 12,822 shares subject to options exercisable within 60 days of March 15, 2013.
(16)	Includes 4,124 shares subject to options exercisable within 60 days of March 15, 2013.
(17)	Includes 2,902,783 shares held by the Sequoia Capital funds and an aggregate of 970,217 shares subject to options exercisable within 60 days March 15, 2013.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of each transaction since January 1, 2012 and each currently proposed transaction in which:

•	we have been or are to be a participant;

•	the amount involved exceeds or will exceed $120,000; and

•

any of our directors, executive officers or beneficial holders of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest.

Acquisition of Canvas On Demand

In September 2010, we acquired substantially all of the assets of Canvas On Demand. Joe Schmidt, currently an executive officer of CafePress Inc., and Tom Lotrecchiano, formerly an executive officer of CafePress Inc. in 2012, each held a 50% membership interest in Canvas On Demand at the time of the acquisition. In connection with the acquisition, their interests in the purchased assets were exchanged for a total purchase price of $10.1 million, which consisted of $6.0 million in cash, shares of our common stock with an approximate value of $4.0 million upon issuance, conditional cash payments estimated at $90,000, and a contingent right to receive up to $9.0 million in future earn-out payments. One of the earn-out periods ended on February 29, 2012, and we subsequently paid $250,000 each to Mr. Lotrecchiano and Mr. Schmidt. On September 30, 2012, another earn-out period ended and we subsequently paid $1,062,500 each to Mr. Lotrecchiano and Mr. Schmidt. The contingent right to all future earn-out payments will expire on October 29, 2014. In connection with the transaction we also entered into a letter agreement with Tom Lotrecchiano and Joe Schmidt allowing for an increase in their contingent right to future earn-out payments per their membership interest if certain tax considerations are not met.

Acquisition of EZ Prints

In October 2012, we acquired EZ Prints, Inc., or EZ Prints. As a result of the acquisition, Mr. Herman became an executive officer of CafePress Inc. Prior to the acquisition, Mr. Herman held approximately 207,958 shares of EZ Prints, which resulted in initial consideration to Mr. Herman of approximately $200,000 and potential earn-out payments of approximately $155,000 if certain performance targets are met over the twelve months following October 2012. Mr. Herman also received at closing a management retention bonus payment of approximately $196,000 and an executive transaction bonus payment of approximately $849,000, and may receive, assuming all earn-out conditions are met, management retention bonus payments up to an aggregate of $214,000 and executive transaction bonus payments up to an aggregate of $283,000. In addition, pursuant to Mr. Herman’s employment agreement with CafePress Inc., he will receive a contingent right to receive up to an additional $1 million in cash and/or stock if certain performance targets are met over the twelve months following October 2012.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

Procedures for Approval of Related Party Transactions

Our Related Person Transactions Policy provides for approval by the audit committee of the Board of transactions with our company valued at or more than $120,000 in which any director, officer, 5% or greater stockholder or certain related persons or entities has a direct or indirect material interest.

EXECUTIVE COMPENSATION

Compensation Decisions and the Role of the Compensation Committee

The compensation committee of the Board is currently comprised of two independent, non-employee directors, Douglas M. Leone and Patrick J. Connolly. Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to the Board on its discussions, decisions and other actions. Typically, our Chief Executive Officer and Chief Financial Officer make recommendations to our compensation committee, attend committee meetings and are involved in the determination of compensation for our executive officers, provided, however, that neither our Chief Executive Officer nor our Chief Financial Officer makes recommendations as to his or her own compensation. Our Chief Executive Officer and Chief Financial Officer make recommendations to our compensation committee regarding short- and long-term compensation for our executive officers based on our results, an individual executive officer’s contribution toward these results and performance toward goal achievement. Our compensation committee then reviews the recommendations and other data and makes recommendations to the Board as to each executive officer’s total compensation, as well as each individual compensation component. Our compensation committee’s recommendations regarding executive compensation are based on the compensation committee’s assessment of the performance of our company and each individual executive officer, as well as other factors, such as prevailing industry trends. The Board (or the independent members regarding chief executive officer compensation) makes the final decisions regarding executive compensation.

In preparing recommendations and making decisions on salaries, bonuses and equity in 2012, management and our compensation committee retained the services of Radford Surveys + Consulting, or Radford, to provide the following services:

•	assess and provide recommendations with respect to the list of peer companies against which we benchmark our executive compensation;

•	brief our compensation committee on current compensation market trends; and

•	assist our compensation committee in developing a competitive executive compensation program to reinforce our long-term strategic goals.

Narrative to 2012 Summary Compensation Table

The primary components of compensation for our Chief Executive Officer and our two other most highly compensated executive officers, whom we refer to in this Proxy Statement as the named executive officers, were base salary, cash incentive compensation and equity-based compensation. We do not have a policy on the division of compensation between the primary components. With regard to base salary, each named executive officer entered into an at-will employment agreement or offer letter with us at the time of his or her hire that provides for his or her initial base salary, and the Board reviews the base salaries annually. With regard to cash incentive compensation, our Board approved the 2012 cash bonus plan, under which senior management were eligible to receive cash awards upon achievement of certain financial goals. Finally, with regard to equity-based compensation, our compensation committee meets periodically to discuss and review the level of equity-based compensation, and to decide whether additional option grants are necessary.

2012 Summary Compensation Table

The following tables set forth compensation for services rendered in all capacities to us for the fiscal years ended December 31, 2012 and 2011 for our named executive officers.

Name & Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total
Bob Marino, Chief Executive Officer	2012	396,154	—	953,424	—	7,350	1,356,928
	2011	293,723	—	2,269,512	139,225	1,960	2,704,420

Monica N. Johnson, Chief Financial Officer	2012	286,984	—	450,228	—	7,035	744,247
	2011	263,145	—	341,280	124,731	2,940	732,096

Joe Schmidt, Senior Vice President, Art and Stationery(3)	2012	236,538	—	1,247,184	—	6,860	1,490,582
	2011	182,692	—	341,280	55,422	3,721	583,115

(1)	The value of the option awards is based on the fair value of the award as of the grant date calculated in accordance with Accounting Standards Codification 718, Stock Compensation (ASC 718), excluding any estimate of future forfeitures. Our assumptions with respect to the calculation of these values are set forth in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates—Stock-Based Compensation Expense” included in our Annual Report on Form 10-K for fiscal year ended December 31, 2012. Regardless of the value on the grant date, the actual value that may be recognized by the executive officers will depend on the market value of our common stock on a date in the future when a stock option is exercised.
(2)	Registrant contributions or other allocations to vested and unvested defined contribution plans.
(3)	Mr. Schmidt served as Senior Vice President, Retail in 2012 from January through May, at which time he became our Chief Marketing Officer. In March 2013, Mr. Schmidt was appointed our Senior Vice President, Art and Stationery.

2012 Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2012.

	Number of securities underlying unexercised options exercisable (#)(1)		Number of securities underlying unexercised options unexercisable (#)(1)	Option exercise price ($/sh)	Option expiration date
Bob Marino	63,498		—	2.50	08/19/15
	1,641		—	2.50	08/19/15
	13,617		—	3.20	03/01/16
	11,383		—	3.20	03/01/16
	10,846		—	9.80	05/01/14
	14,153		—	9.80	05/01/14
	38,333		1,667	11.20	02/11/16
	12,916		7,084	11.40	05/07/17
	138,541		193,959	14.10	05/04/18
	—		108,000	17.90	02/09/19

Monica N. Johnson	4,375	(2)	—	2.50	10/18/15
	53,389		—	2.50	12/18/15
	13,405		—	9.80	05/01/14
	19,094		—	9.80	05/01/14
	23,958		1,042	11.20	02/11/16
	12,916		7,084	11.40	05/07/17
	19,791		30,209	14.10	05/04/18
	—		51,000	17.90	02/09/19

Joe Schmidt	19,791		30,209	14.10	05/04/18
	—		28,000	17.90	02/23/19
	—		113,530	17.94	05/03/19

(1)	Except as otherwise noted, all option awards listed in the table vest over four years, with 1/4th of the shares subject to the option vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments thereafter over the subsequent three years.
(2)	This stock option vested monthly over three months.

Employment Agreements and Change in Control Arrangements

Bob Marino, Monica N. Johnson, and Joe Schmidt have change of control and option agreements which provide that if the executive officer’s employment following a change of control is terminated by us without cause or the executive officer is constructively terminated within 12 months and he or she signs and does not revoke a release of claims with us, then he or she is entitled to a lump sum payment equal to 12 months of his or her annual base salary in effect on his termination date. The revised option agreements provide for accelerated vesting of 25% of the shares subject to the option if the executive officer’s employment following a change of control is terminated by us without cause or the executive officer is constructively terminated within 12 months and he or she signs and does not revoke a release of claims with us. For purposes of these agreements:

•

The term “change of control” shall be defined as (a) a merger, consolidation or other corporate reorganization of CafePress if the persons who were not stockholders prior to the reorganization own 50% or more of the voting power of the company or a parent corporation after the reorganization, (b) a liquidation or sale of all or substantially all of CafePress’ assets and (c) the acquisition by any individual or entity of enough CafePress shares to deem such individual or entity a beneficial owner of 50% or more of the voting power CafePress. The term “change of control”, however, does not include a change in the state of CafePress’ incorporation, the formation of a holding company that is owned in substantially the same proportions by the persons who held CafePress’ shares immediately before the transaction or an initial or secondary public offering of our stock or debt.

•

The term “constructive termination” is defined as voluntary resignation within 60 days of a (a) material change in position which materially reduces duties, but not a mere change in title or reporting responsibilities, (b) material reduction in base salary except where such change applies to all similarly situated officers or employees across the successor corporation or (c) change in place of employment more than 50 miles from the individual’s current place of employment, provided that in each case the change was effected without the written concurrence of the officer and the change is not remedied within 30 days after written notice from the officer. The term “constructive termination” does not include a mere change in title, change in the person to whom the officer reports or the occurrence of a mere change in control or change in corporate status.

REPORT OF THE AUDIT COMMITTEE

The following report of the audit committee does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any other filing by CafePress under the Securities Act of 1933 or the Securities Exchange Act of 1934.

The audit committee provides assistance to the Board in fulfilling its legal and fiduciary obligations in matters involving CafePress’ accounting, auditing, financial reporting, internal control and legal compliance functions by approving the services performed by CafePress’ independent accountants and reviewing their reports regarding CafePress’ accounting practices and systems of internal accounting controls as set forth in a written charter adopted by the Board. CafePress’ management is responsible for preparing CafePress’ financial statements and the independent registered public accountants are responsible for auditing those financial statements. The audit committee is responsible for overseeing the conduct of these activities by CafePress’ management and the independent registered public accountants.

In this context, the audit committee has met and held discussions with management and the independent registered public accountants. Management represented to the audit committee that CafePress’ consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accountants.

The audit committee has discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61 and No. 90 (Audit Committee Communications). In addition, the independent registered public accountants provided to the audit committee the written disclosures required by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence) and the audit committee and the independent registered public accountants have discussed such accountants’ independence from CafePress and its management, including the matters in those written disclosures. Additionally, the audit committee considered whether the provision of non-audit services was compatible with maintaining such accountants’ independence. The audit committee has discussed with management the procedures for selection of consultants and the related competitive bidding practices and fully considered whether those services provided by the independent registered public accountants are compatible with maintaining such accountant independence.

The audit committee has discussed with CafePress’ internal and independent registered public accountants, with and without management present, their evaluations of CafePress’ internal accounting controls and the overall quality of CafePress’ financial reporting.

In reliance on the reviews and discussions with management and the independent registered public accountants referred to above, the audit committee recommended to the Board, and the Board has approved, the inclusion of the audited financial statements in CafePress’ Annual Report on Form 10-K for the fiscal year ended December 31, 2012, for filing with the SEC.

Mr. Brad W. Buss, Chairman

Ms. Diane M. Irvine

Mr. Michael Dearing

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The audit committee, which is composed entirely of non-employee independent directors, has selected PricewaterhouseCoopers LLP as independent accountants to audit our books, records and accounts and our subsidiaries for the fiscal year ending December 31, 2013. The Board has endorsed this appointment. Ratification of the selection of PricewaterhouseCoopers LLP by stockholders is not required by law. However, as a matter of good corporate practice, such selection is being submitted to the stockholders for ratification at the Annual Meeting of Stockholders. If the stockholders do not ratify the selection, the Board and the audit committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the audit committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of CafePress and its stockholders. PricewaterhouseCoopers LLP previously audited our consolidated financial statements during the three fiscal years ended December 31, 2012, 2011 and 2010. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

Aggregate fees for professional services rendered for us by PricewaterhouseCoopers LLP for the years ended December 31, 2012 and 2011, were as follows:

Year	Audit Fees(1)	Audit- Related Fees(2)	Tax Fees(3)	All Other Fees(4)	Total
2012	$1,490,000	$30,000	$101,720	$1,895	$1,623,615
2011	$2,209,000	$165,000	$29,330	$2,600	$2,405,930

(1)	Audit Fees. The aggregate fees billed for the years ended December 31, 2012 and 2011, were for professional services rendered for the audits of our consolidated financial statements, reviews of our interim consolidated financial statements and services provided in connection with statutory and regulatory filings and matters related to our initial public offering.
(2)	Audit Related Fees. The aggregate fees billed for the years ended December 31, 2012 and 2011 were for professional services rendered relating to due diligence related to mergers and acquisitions and audits in connection with acquisitions.
(3)	Tax Fees. The aggregate fees billed for the years ended December 31, 2012 and 2011 were for professional services rendered relating to Value Added Tax compliance and other services.
(4)	All Other Fees. All other fees billed for the years ended December 31, 2012 and 2011 were related to fees for access to online accounting and tax research software applications and data.

Audit Committee Pre-Approval Policies and Procedures

The audit committee has implemented pre-approval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the audit committee pre-approves both the type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services.

During the approval process, the audit committee considers the impact of the types of services and the related fees on the independence of the registered public accountant. The services and fees must be deemed compatible with the maintenance of such accountants’ independence, including compliance with SEC rules and regulations.

Throughout the year, the audit committee will review any revisions to the estimates of audit and non-audit fees initially approved.

Required Vote

Ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present and voting at the Annual Meeting of Stockholders in person or by proxy. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment. In the event ratification is not obtained, your audit committee will review its future selection of our independent registered public accountants.

The Board recommends a vote FOR the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission reports of ownership of Company securities and changes in reported ownership. Officers, directors and greater than ten percent shareholders are required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on a review of the reports furnished to the Company and written representations from reporting persons that all reportable transaction were reported, the Company believes that during the fiscal year ended December 31, 2012 the Company’s officers, directors and greater than ten percent owners timely filed all reports they were required to file under Section 16(a); except that Mr. Connolly, Mr. Buss, Mr. Dearing, Mr. Leone and Ms. Irvine each filed one late Form 4 and each such Form 4 covered one transaction.

STOCKHOLDER PROPOSALS FOR THE 2014 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wishes to present a proposal to be included in our Proxy Statement for the 2014 Annual Meeting of Stockholders, the proponent and the proposal must comply with the proxy proposal submission rules of the SEC. One of the requirements is that the proposal be received by the Secretary no later than November 15, 2013. Proposals we receive after that date will not be included in the Proxy Statement. We urge stockholders to submit proposals by Certified Mail—Return Receipt Requested.

A stockholder proposal not included in our proxy statement for the 2014 Annual Meeting of Stockholders will be ineligible for presentation at the 2014 Annual Meeting of Stockholders unless the stockholder gives timely notice of the proposal in writing to the Secretary of CafePress at the principal executive offices of CafePress. Under our bylaws, in order for a matter to be deemed properly presented by a stockholder, timely notice must be delivered to, or mailed and received by, us not more than one hundred twenty (120) days nor less than ninety (90) days in advance of the one-year anniversary of the date of our proxy statement provided in connection with the previous year’s annual meeting of stockholders; provided, however, that in the event that we did not hold an annual meeting in the prior year or if the date of the annual meeting is more than 30 days before or after the anniversary date of the prior year’s annual meeting, we must receive the stockholder’s notice by the close of business on the later of 90 days prior to the annual meeting and the 10th day after the day we provided such public disclosure of the meeting date.

The stockholder’s notice must set forth, as to each proposed matter, the following: (a) a brief description of the business desired to be brought before the meeting and reasons for conducting such business at the meeting; (b) the name and address, as they appear on our books, of the stockholder proposing such business; (c) the class and number of shares of our securities that are beneficially owned by the stockholder; (d) any material interest of the stockholder in such business; and (e) any other information that is required to be provided by such stockholder pursuant to proxy proposal submission rules of the SEC. The presiding officer of the meeting may refuse to acknowledge any matter not made in compliance with the foregoing procedure.

You may obtain a copy of the current rules for submitting stockholder proposals from the SEC at:

U.S. Securities and Exchange Commission

Division of Corporation Finance

100 F Street, N.E.

Washington, DC 20549

or through the Commission’s Internet web site: www.sec.gov. Request SEC Release No. 34-40018, May 21, 1998.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding CafePress stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to 6901 A Riverport Drive, Louisville, KY 40258, Attention: Investor Relations or call 650-655-3000, and we will promptly send you what you have requested. You can also contact our Secretary at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

OTHER MATTERS

The Board does not know of any other business that will be presented at the Annual Meeting of Stockholders. If any other business is properly brought before the Annual Meeting of Stockholders, your proxy holders will vote on it as they think best unless you direct them otherwise in your proxy instructions.

Whether or not you intend to be present at the Annual Meeting of Stockholders, we urge you to submit your signed proxy promptly.

By Order of the Board of Directors,

Kirsten N. Mellor

Louisville, Kentucky

March 19, 2013

CafePress’ 2012 Annual Report on Form 10-K has been mailed with this Proxy Statement. We will provide copies of exhibits to the Annual Report on Form 10-K, but will charge a reasonable fee per page to any requesting stockholder. Stockholders may make such request in writing to CafePress Inc. at 6901 A Riverport Drive, Louisville, KY 40258 Attention: Investor Relations. The request must include a representation by the stockholder that as of March 15, 2013, the stockholder was entitled to vote at the Annual Meeting of Stockholders.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on April 26, 2013.

Vote by Internet
• Go to www.investorvote.com/PRSS
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.

1.	Election of Directors:	For	Withhold	Abstain					For	Withhold	Abstain
	01 - Fred E. Durham, III	☐	☐	☐				02 - Patrick J. Connolly	☐	☐	☐	+
					For	Against	Abstain
2.	Proposal to ratify independent public accounting firm for 2013.				☐	☐	☐

B	Non-Voting Items
Change of Address — Please print your new address below.		Comments — Please print your comments below.	Meeting Attendance
			Mark the box to the right if	☐
you plan to attend the
Annual Meeting.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

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Proxy — CafePress Inc.

Notice of 2013 Annual Meeting of Stockholders

400 West Market Street, Louisville, KY 40202

Proxy Solicited by Board of Directors for Annual Meeting — April 26, 2013

Bob Marino and Kirsten N. Mellor, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of CafePress Inc. to be held on April 26, 2013 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)